EXHIBIT 3.131
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
206 NORTH OFFICE BUILDING
P. 0. BOX 8722
HARRISBURG, PA 17105-8722
(717) 787-1057
WWW.DOS.STATE.PA.US/CORPS
RECORD SEARCH
July 23, 2007
EXAMINATION OF THE INDICES IN THE DEPARTMENT OF STATE ON THE ABOVE DATE SHOW A PENNSYLVANIA BUSINESS CORPORATION WAS FILED ON
September 08, 1998 ENTITLED:

CHS BERWICK HOSPITAL CORPORATION ENTITY # 2835298
WITH ADDRESS AT: % NATIONAL REGISTERED AGENTS INC PA 0 - 0
CORPORATE OFFICERS ON RECORD AS Of September 8, 1998 ARE
President : WAYNE T SMITH
Secretary : RACHEL A SEIFERT
Treasurer : W LARRY CASH
Vice-President : W LARRY CASH
MAILING ADDRESS IS:
THIS IS A SUBSISTING ASSOCIATION
INSTRUMENT HISTORY:

DATE	MICROFILM	TYPE OF CHANGE	COMMENTS
09/08/1998	9866/1402-1405	ARTICLES OF INCORPORATION-BUSINESS

11/06/2003	2003094/148-149	CHANGE OF REGISTERED OFFICE

COMMON WEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
July 23, 2007
TO ALL WHOM THESE PRESENTS SHALL COME , GREETING :
CHS BERWICK HOSPITAL CORPORATION
I, Pedro A. Cortés, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct copy of Index and Docket Record which appear of record in this department
IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written.
/s/Pedro A. Cortés
Secretary of the Commonwealth

ARTICLES OF INCORPORATION
OF
CHS BERWICK HOSPITAL CORPORATION
In compliance with the requirements of the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), the undersigned natural person of the age of eighteen years or more, desiring to incorporate a corporation for profit hereby states the following:
ARTICLE I The name of the Corporation is CHS Berwick Hospital Corporation.
ARTICLE II The period of its duration is perpetual.
ARTICLE III The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Pennsylvania BCL.
ARTICLE IV The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000) shares of $.01 per share par value Common Stock.
ARTICLE V The address of the principal office of the Corporation’s registered office in this State, and the name of its registered agent at such address is:
c/o Corporation Service Company
County of Dauphin
ARTICLE VI Election of the Directors need not be written ballot unless the Bylaws of the corporation shall so provide.
ARTICLE VII The name and mailing address of the incorporator is:
Virginia D. Lancaster
Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
ARTICLE VIII To the fullest extent permitted by Pennsylvania law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 1553 of the Pennsylvania BCL or (iv) for any transaction from which the director derived any improper personal benefit. If the Pennsylvania BCL is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Pennsylvania BCL, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX A. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is a legal representative, or is or was a director or officer of the Corporation or is only serving at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Pennsylvania BCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits of the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the Pennsylvania BCL requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. Rights of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Pennsylvania BCL. Neither the failure of the Corporation (including its Board of Directors, independent counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Pennsylvania BCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, or in the case of such a suit brought by the indemnitee, shall he a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses; conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Pennsylvania BCL.
E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Pennsylvania BCL with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE X The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors of the Corporation.
IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of September, 1998.
/s/ Virginia D. Lancaster
Virginia D. Lancaster, Incorporator

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Statement of Change of Registered Office (15 Pa.C.S.)

Entity Number 2835298	[checked] Domestic Business Corporation (§ 1507)
Foreign Business Corporation (§ 4144)
Domestic Nonprofit Corporation (§ 5507)
Foreign Nonprofit Corporation (§ 6144)
Domestic Limited Partnership (§ 8506)
Document will be returned to the name and address you enter to the left

Name	JENNIFER MARKS
PENNCORP SERVICEGROUP, INC.
600 NORTH SECOND ST.
PO BOX 1210
HARRISBURG, PA 17018-1210
Filed in the Department of State on NOV 06 2003
/s/ Pedro G. Cortes
Secretary of the Commonwealth
Fee: $52
In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:
1.	The name is: CHS BERWICK HOSPITAL CORPORATION

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(a) Number and street City      State      Zip      County
(b) Name of Commercial Registered Office Provider
c/o Corporation Service Company
3.	Complete part (a) or (b):
(a) The address to which the registered office of the corporation or limited partnership in this
Commonwealth is:
(b) The registered office of the corporation or limited partnership shall be provided by:
National Registered Agents, Inc. Dauphin County
DSCB:15- 1507/4144/5507/6144/8506-2
4.	Strike out if a limited partnership: Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this 31st day of Oct, 2003
CHS BERWICK HOSPITAL CORPORATION
Name of Corporation/Limited Partnership
/s/ Sherry Connelly
Signature
Title Asst. Sec.

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
July 11, 2007
TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:
CHS BERWICK HOSPITAL CORPORATION
I, Pedro A. Cortes, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all Amendments which appear of record in this department.
IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written.
/s/ Pedro A. Cortes
Secretary of the Commonwealth